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                                                                    EXHIBIT 10.9
                               TW HOLDINGS, INC.
                      1989 NON-QUALIFIED STOCK OPTION PLAN
                          AS ADOPTED DECEMBER 1, 1989*

1. PURPOSE OF THE PLAN
     This TW Holdings, Inc. 1989 Non-Qualified Stock Option Plan is intended to promote the interests of the Company by providing the employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the employ of the Company.
2. DEFINITIONS
     As used in the Plan, the following definitions apply to the terms indicated below:
          (a) "Board of Directors" shall mean the Board of Directors of TW Holdings, Inc.
          (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company on account of (A) an act or acts by him, or any omission by him, constituting a felony, if the Participant has entered a guilty plea or confession to, or has been convicted of, such felony, (B) any proven act of fraud or dishonesty by the Participant which results or is intended to result in any material financial or economic harm to the Company or (C) a breach of a material provision of any employment agreement between the Participant and the Company.
          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (d) "Committee" shall mean the Committee designated by the Board of Directors pursuant to Section 4 hereof from time to time.
          (e) "Common Stock" shall mean TW Holdings, Inc. common stock, $0.10 par value per share.
          (f) "Company" shall mean TW Holdings, Inc., a Delaware corporation, and each of its Subsidiaries.
          (g) "Disability" shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him.
          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
          (i) the "Fair Market Value" of a share of Common Stock on any day shall be (A) the closing sales price on the immediately preceding day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.
          (j) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6 hereof. Each Option shall be identified as a non-qualified stock option in the agreement by which it is evidenced.
          (k) "Participant" shall mean an employee of the Company who is eligible to participate in the Plan and to whom an Option is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.
          (l) "Plan" shall mean this TW Holdings, Inc. 1989 Non-Qualified Stock Option Plan, as it may be amended from time to time.
          (m) "Securities Act" shall mean the Securities Act of 1933, as amended.
* As amended through June 7, 1994.

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          (n) "Subsidiary" shall mean any corporation in which at the time of reference TW Holdings, Inc. owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.
          (o) "Voluntary Termination" shall mean any voluntary termination by the Participant of his employment with the Company.
3. STOCK SUBJECT TO THE PLAN
     Subject to adjustment as provided in Section 7 hereof, the Committee may grant Options under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 4,500,000 shares. In the event that any outstanding Option expires, terminates or is cancelled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Plan. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.
4. ADMINISTRATION OF THE PLAN
     The Plan shall be administered by a Committee of the Board of Directors consisting of three or more persons, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Committee shall from time to time designate the key employees of the Company who shall be granted Options and the number of shares of Common Stock covered by such Option.
     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.
     The Committee may, in its absolute discretion, accelerate the date on which any Option becomes exercisable. In addition, the Committee may, in its absolute discretion, grant Options to Participants on the condition that such Participants surrender to the Committee for cancellation such other Options (including, without limitation, Options with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Options, Options granted pursuant to the preceding sentence of this
Section 4 shall not count against the limits set forth in such Section 3. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.
     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and TW Holdings, Inc. shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of TW Holdings, Inc.) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5. ELIGIBILITY
     The persons who shall be eligible to receive Options pursuant to the Plan shall be such employees of the Company who are responsible for the management, growth and protection of the business of the Company (including officers of TW Holdings, Inc., whether or not they are directors of TW Holdings, Inc.) as the Committee shall select from time to time.
6. OPTIONS
     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:
     (a) Identification of Options
          All Options granted under the Plan shall be identified in the agreement evidencing such Options as non-qualified stock options that are not intended to be incentive stock options within the meaning of Section 422A of the Code.
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          (b) Exercise Price
          The exercise price in respect of each share of Common Stock covered by any Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Option is granted; PROVIDED, that in the case of any Option granted prior to December 31, 1989 such exercise price shall be Four Dollars ($4.00) per share of Common Stock covered by such Option; and PROVIDED, FURTHER, that such exercise price may not be less than the minimum price required by law.
          (c) Term and Exercise of Options
             (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, PROVIDED, FURTHER, that each Option shall be subject to earlier termination, expiration or cancellation as provided in this Plan.
             (2) Each Option shall be exercisable in whole or in part; PROVIDED, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 or in respect of less than 100 shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in
        Section 6(c)(5) hereof.
             (3) Subject to the provisions of Section 11 hereof, an Option shall be exercised by delivering notice to TW Holdings, Inc.'s principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to him. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer, or (ii) subject to the prior written approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of TW Holdings, Inc., duly endorsed in blank or accompanied by stock powers duly endorsed in blank, together with any other documents and evidences as the Secretary of TW Holdings, Inc. shall require from time to time.
             (4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting TW Holdings, Inc. to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.
             (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.
             (6) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.
          (d) Effect of Termination of Employment
          Except as otherwise provided in the agreement evidencing the grant of an Option:
             (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than for Cause or by reason of Voluntary Termination (i) Options granted to such Participant, to the extent
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        that they were exercisable at the time of such termination of employment, shall remain exercisable until the expiration of one year after such termination of employment, on which date they shall expire and terminate and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire and terminate at the close of business on the date of such termination of employment; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of its term.
             (2) In the event of the termination of a Participant's employment for Cause or by reason of Voluntary Termination, all outstanding Options granted to such Participant shall expire and terminate at the commencement of business on the date of such termination of employment.
          (e) Certain Restrictions
             (1) Without limiting the provisions of Section 10 hereof, unless otherwise specified in the agreement pursuant to which an Option is granted, in the event a Participant's employment by the Company is terminated for Cause prior to July 5, 1994, such Participant shall be required to offer to sell to TW Holdings, Inc. or its designee all shares of Common Stock acquired by him pursuant to the exercise of such Option and at the time of such termination of employment owned by him, and TW Holdings, Inc. shall have the right to require such Participant to sell such shares to it or its designee, at a price per share equal to the exercise price with respect to each such share under such Option. Such offer and right shall be on the basis that the purchase and sale shall occur on a business day selected by TW Holdings, Inc. by written notice to the Participant, which business day shall be at least five calendar days after TW Holdings, Inc. gives the Participant written notice of its intent to purchase such shares and which business day shall be not more than ninety (90) days following such termination of employment. At the time of such purchase and sale, the Participant shall deliver to TW Holdings, Inc. the certificates representing the shares of Common Stock to be so purchased against payment of the purchase price therefor in cash or by certified check, wire transfer or bank cashiers check, as selected by TW Holdings, Inc. or its designee.
             (2) Without limiting the provisions of Section 10 hereof, certificates representing shares of Common Stock issued pursuant to this Plan shall bear such legends as the Committee, its sole discretion, deems necessary or desirable to reflect the restrictions described in this Section 6(e).
7. ADJUSTMENT UPON CHANGES IN COMMON STOCK
          (a) Shares Available for Grants
          In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted as the Committee may deem appropriate.
          (b) Outstanding Options - Increase or Decrease in Issued Shares Without Consideration
          Subject to any required action by the shareholders of TW Holdings, Inc., in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by TW Holdings, Inc., the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option and the exercise price per share of Common Stock in respect of each such Option.
          (c) Outstanding Options - Certain Mergers
          Subject to any required action by the shareholders of TW Holdings, Inc., in the event that TW Holdings, Inc. shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.
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          (d) Outstanding Options - Certain Other Transactions
          In the event of (i) a dissolution or liquidation of TW Holdings, Inc.,
     (ii) a sale of all or substantially all of TW Holdings, Inc.'s assets,
     (iii) a merger or consolidation involving TW Holdings, Inc. in which TW Holdings, Inc. is not the surviving corporation or (iv) a merger or consolidation involving TW Holdings, Inc. in which TW Holdings, Inc. is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:
             (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received or to be received by the holder of a share of Common Stock as a result of such event over (B) the exercise price in respect of each share of Common Stock covered by such Option; or
             (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which each share of Common Stock subject to such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.
          (e) Outstanding Options - Other Changes
          In the event of any change in the capitalization of TW Holdings, Inc. or corporate change other than those specifically referred to in Sections 7(a), (b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.
          (f) No Other Rights
          Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of TW Holdings, Inc. or any other corporation. Except as expressly provided in the Plan, no issuance by TW Holdings, Inc. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option or the exercise price of any Option.
8. RIGHTS AS A STOCKHOLDER
     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Option granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 7 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date on which such stock certificate is issued.
9. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO OPTION
     Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.
     No person shall have any claim or right to receive an Option hereunder. The Committee's granting of an Option to a Participant at any time shall neither require the Committee to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.
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10. SECURITIES MATTERS
          (a) TW Holdings, Inc. shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, TW Holdings, Inc. shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until TW Holdings, Inc. is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
          (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to TW Holdings, Inc. shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. TW Holdings, Inc. may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to an effective registration statement or an exemption from such registration or other methods for compliance available under federal or state securities laws. TW Holdings, Inc. shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid or delivered with respect thereto.
11. WITHHOLDING TAXES
          (a) Cash Remittance
          Whenever shares of Common Stock are to be issued upon the exercise of an Option, the Participant shall be required, as a condition to the exercise of the related Option, to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares.
          (b) Stock Remittance
          At the election of the Participant, subject to the approval of the Committee (which approval may be withheld for any reason whatsoever or for no reason), when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of the cash remittance required by Section 11(a) hereof, the Participant may tender to the Company a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines, in its sole discretion, to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.
          (c) Stock Withholding
          At the election of the Participant, subject to the approval of the Committee (which approval may be withheld for any reason whatsoever or for no reason), when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of the cash remittance required by Section 11(a) hereof, the Company shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise date the Committee determines (in its sole discretion) to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.
          (d) Participants Subject to Section 16(b)
          Notwithstanding Section 6(c)(5) hereof, the Company shall hold as custodian for any Participant who is subject to the provisions of Section 16(b) of the Exchange Act and who has not made an election pursuant to
     Section 83(b) of the Code stock certificates evidencing the total number of shares of Common Stock required to be issued pursuant to the exercise of an Option until the expiration of six months following the date of such exercise. Upon the expiration of such six-month period, the Participant shall remit to the Company in cash an amount sufficient to satisfy federal,
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     state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares, unless the Participant has made an election, and the Committee has approved such election, pursuant to Section 11(b) or (c) hereof, in which case the Participant shall tender a number of shares prior to such delivery, or the Company shall withhold a number of shares, as the case may be, determined pursuant to such Section.
          (e) Timing and Method of Elections
          Notwithstanding any provision of the Plan to the contrary, a Participant who is subject to Section 16(b) of the Exchange Act may not make either of the elections described in Sections 11(b) and (c) hereof prior to the expiration of six months after the date on which the applicable Option was granted, except in the event of the death or Disability of the Participant. In addition, notwithstanding any provision of the Plan to the contrary, a Participant who is subject to Section 16(b) of the Exchange Act may not make such elections other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of TW Holdings, Inc.'s quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date as of which the income attributable to the exercise of such Option is recognized under the Code. Such elections shall be irrevocable and shall be made by the delivery to TW Holdings, Inc.'s principal office, to the attention of its Secretary, of a written notice signed by the Participant.
12. AMENDMENT OF THE PLAN
     The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; PROVIDED, HOWEVER, that without approval of the shareholders no revision or amendment shall (a) except as provided in Section 7 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (b) materially increase the benefits accruing to individuals holding Options granted pursuant to the Plan or (c) materially modify the requirements as to eligibility for participation in the Plan.
13. NO OBLIGATION TO EXERCISE
     The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.
14. TRANSFERS UPON DEATH
     Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgment made by the Participant in connection with the grant of the Option.
15. EXPENSES
     The expenses of the Plan shall be paid by the Company.
16. FAILURE TO COMPLY
     In addition to the remedies of the Company elsewhere provided for herein, if a Participant shall fail to comply with any of the terms or conditions of the Plan or the agreement executed by such Participant evidencing an Option, the Committee may cancel such Option and cause such Option to be forfeited, in whole or in part, as the Committee, in its absolute discretion, may determine, unless such failure is remedied by such Participant within ten days after such Participant's receipt of written notice of such failure from the Committee or the Company.
17. EFFECTIVE DATE AND TERM OF PLAN
     The Plan was adopted by the Board of Directors on December 1, 1989, subject to approval by the shareholders of TW Holdings, Inc. in accordance with applicable law and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Options may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval. If the Plan is not so approved prior to November 30, 1990, then the Plan and all Options then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.
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